Exhibit 99

Form 4 Joint Filer Information

Name:	Paul Kessler
Address:	c/o Bristol Capital Advisors, LLC
10990 Wilshire Blvd., Suite 1410, Los Angeles, CA 90024
Designated Filer:	Paul Kessler
Issuer and Ticker Symbol:	Innovative Card Technologies, Inc.*
Date of Requiring Event:	May 5, 2005
Signature:
By: /s/ Paul Kessler
Paul Kessler

Name:	Diana Derycz-Kessler
Address:	c/o Bristol Capital Advisors, LLC
10990 Wilshire Blvd., Suite 1410, Los Angeles, CA 90024
Designated Filer:	Paul Kessler
Issuer and Ticker Symbol:	Innovative Card Technologies, Inc.*
Date of Requiring Event:	May 5, 2005
Signature:
By: /s/ Diana Derycz-Kessler
Diana Derycz-Kessler

Name:	Bristol Investment Fund, Ltd.
Address:	10990 Wilshire Blvd., Suite 1410, Los Angeles, CA 90024
Designated Filer:	Paul Kessler
Issuer and Ticker Symbol:	Innovative Card Technologies, Inc.*
Date of Requiring Event:	May 5, 2005
Signature:
By: /s/ Paul Kessler
Paul Kessler, manager of Bristol Capital
Advisors, LLC, investment manager of Bristol
Investment Fund, Ltd.

* Ticker symbol not available from the OTC Bulletin Board as of the date of this Form 4.